Exhibit 99.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           SENSEC INTERNATIONAL, INC.
                             A DELAWARE CORPORATION,

                          ENSEC ACQUISITION CORPORATION
                             A FLORIDA CORPORATION,

                            ENSEC INTERNATIONAL, INC.
                             A FLORIDA CORPORATION,

                         SENTECH ACQUISITION CORPORATION
                             A FLORIDA CORPORATION,

                                       AND

                             SENTECH EAS CORPORATION
                              A FLORIDA CORPORATION


                                OCTOBER 28, 1998



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                                TABLE OF CONTENTS

SECTION                                                                     PAGE

ARTICLE I         DEFINITIONS................................................. 1

ARTICLE II        THE ENSEC PLAN OF MERGER....................................10
         2.1. The Ensec Merger ...............................................10
         2.2. Effective Time..................................................10
         2.3. Certificate of Incorporation and Bylaws.........................10
         2.4. Directors and Officers..........................................10
         2.5. Conversion or Cancellation of Ensec Shares......................10
         2.6. Exchange of Ensec Shares........................................11
         2.7. Options and Warrants............................................12
         2.8. Adjustments.....................................................13
         2.9. Merger Subsidiary Capital Stock.................................13
         2.10. No Further Transfer of Shares..................................13
         2.11. Dissenting Shares .............................................14

ARTICLE III       THE SENTECH PLAN OF MERGER..................................14
         3.1. The Sentech Merger .............................................14
         3.2. Effective Time..................................................14
         3.3. Certificate of Incorporation and Bylaws.........................14
         3.4. Directors and Officers..........................................14
         3.5. Conversion or Cancellation of Sentech Shares....................15
         3.6. Exchange of  Sentech Shares.....................................15
         3.7. Options and Warrants............................................16
         3.8. Adjustments.....................................................17
         3.9. Merger Subsidiary Capital Stock.................................17
         3.10. No Further Transfer of Shares..................................18
         3.11. Dissenting Shares .............................................18

ARTICLE IV THE CLOSING .......................................................18
         4.1. Location, Date..................................................18
         4.2. Deliveries......................................................18

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF ENSEC.....................19
         5.1. Corporate.......................................................19
         5.2. Authorization...................................................19
         5.3. Validity of Contemplated Transactions...........................19
         5.4. Capitalization and Stock Ownership..............................20
         5.5. [Reserved]......................................................20
         5.6. Proxy Statement.................................................20


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         5.7. Ensec SEC Reports; Financial Statements.........................20
         5.8. Taxes...........................................................21
         5.9. Title to Assets and Related Matters.............................22
         5.10. Real Property..................................................22
         5.11. Subsidiaries...................................................22
         5.12. Legal Proceedings; Compliance with Law; Governmental Permits...23
         5.13. Contracts and Commitments......................................23
         5.14. Employee Relations.............................................24
         5.15. ERISA..........................................................24
         5.16. Patents, Trademarks, etc.......................................26
         5.17. Absence of Certain Changes.....................................26
         5.18. Corporate Records..............................................27
         5.19. Finder's Fees..................................................27
         5.20. Reorganization.................................................27

ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF SENTECH...................27
         6.1. Corporate.......................................................27
         6.2. Authorization...................................................28
         6.3. Validity of Contemplated Transactions...........................28
         6.4. Capitalization and Stock Ownership..............................28
         6.5. [Reserved]......................................................29
         6.6. Proxy Statement.................................................29
         6.7. Sentech SEC Reports; Financial Statements.......................29
         6.8. Taxes...........................................................30
         6.9. Title to Assets and Related Matters.............................31
         6.10. Real Property..................................................31
         6.11. Subsidiaries...................................................31
         6.12. Legal Proceedings; Compliance with Law; Governmental Permits...31
         6.13. Contracts and Commitments......................................32
         6.14. Employee Relations.............................................33
         6.15. ERISA..........................................................33
         6.16. Patents, Trademarks, etc.......................................34
         6.17. Absence of Certain Changes.....................................35
         6.18. Corporate Records..............................................36
         6.19. Finder's Fees..................................................36
         6.20. Interests; Reorganization......................................36

ARTICLE VII   REPRESENTATIONS AND WARRANTIES OF SENSEC........................36
         7.1. Corporate.......................................................36
         7.2. Authorization...................................................36
         7.3. Validity of Contemplated Transactions...........................37
         7.4. Capitalization and Stock Ownership..............................37
         7.5. [Reserved]......................................................37


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         7.6. Proxy Statement.................................................37
         7.7. Reorganization..................................................38
         7.8. Ownership of Merger Subsidiary; No Prior Activities.............38

ARTICLE VIII  COVENANTS OF THE PARTIES........................................38
         8.1. Proxy/Registration Statement....................................38
         8.2. No Solicitation.................................................39
         8.3. Notification of Certain Matters.................................41
         8.4. Access to Information...........................................41
         8.5. Public Announcements............................................42
         8.6. Cooperation.....................................................42
         8.7. Reorganization; Pooling.........................................42

ARTICLE IX COVENANTS OF ENSEC.................................................42
         9.1. Operation of the Business.......................................42
         9.2. Ensec Stockholder Meeting.......................................44
         9.3. Maintenance of the Assets.......................................44
         9.4. Employees and Business Relations................................44
         9.5. Rule 145 Affiliates.............................................44
         9.6. Expenses........................................................45
         9.7. Certain Tax Matters.............................................45
         9.8. Employment Arrangements.........................................45
         9.9. State Anti-Takeover Law.........................................45

ARTICLE X COVENANTS OF SENTECH................................................45
         10.1. Operation of the Business......................................45
         10.2. Sentech Stockholder Meeting....................................47
         10.3. Maintenance of the Assets......................................47
         10.4. Employees and Business Relations...............................47
         10.5. Rule 145 Affiliates............................................47
         10.6. Expenses.......................................................47
         10.7. Certain Tax Matters............................................48
         10.8. State Anti-Takeover Law........................................48

ARTICLE XI COVENANTS OF SENSEC................................................48
         11.1. Appointment to the Board of Directors of Sensec................48
         11.2. Expenses.......................................................48
         11.3. Indemnification, Directors' and Officers' Insurance............48
         11.4. Interim Financial Report.......................................49

ARTICLE XII CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES................49
         12.1. Legality.......................................................49
         12.2. Registration Statement.........................................49


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         12.3. Approval by Sentech Stockholders and Ensec Stockholders........49
         12.4. Concurrent Mergers.............................................49
         12.5. Tax Opinions...................................................49

ARTICLE XIII CONDITIONS PRECEDENT TO OBLIGATIONS OF ENSEC.....................50
         13.1. Representations and Warranties.................................50
         13.2. Agreements, Conditions and Covenants...........................50
         13.3. Certificates...................................................50
         13.4. Material Adverse Effect........................................50
         13.5. Ancillary Documents............................................50
         13.6. Board Recommendation...........................................50
         13.7. Fairness Opinion...............................................50

ARTICLE XIV CONDITIONS PRECEDENT TO OBLIGATIONS OF SENTECH....................51
         14.1. Representations and Warranties.................................51
         14.2. Agreements, Conditions and Covenants...........................51
         14.3. Certificates...................................................51
         14.4. Material Adverse Effect........................................51
         14.5. Ancillary Documents............................................51
         14.6. Board Recommendation...........................................51
         14.7. Fairness Opinion...............................................51

ARTICLE XV CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
   SENSEC PARTIES.............................................................52
         15.1. Representations and Warranties.................................52
         15.2. Agreements, Conditions and Covenants...........................52
         15.3. Certificates...................................................52
         15.4. Required Consents..............................................52
         15.5. Material Adverse Effect........................................52
         15.6. Ancillary Documents............................................52
         15.7. Employment Agreements..........................................52
         15.8. Board Recommendation...........................................52

ARTICLE XVI  TERMINATION......................................................53
         16.1. Grounds for Termination........................................53
         16.2. Effect of Termination..........................................55

ARTICLE XVII  GENERAL MATTERS.................................................55
         17.1. Survival of Representations and Warranties.....................55
         17.2. Contents of Agreement..........................................55
         17.3. Amendment, Parties in Interest, Assignment, Etc................56
         17.4. Interpretation.................................................56
         17.5. Notices........................................................56


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         17.6. Governing Law..................................................57
         17.7. Counterparts...................................................57
         17.8. Waivers........................................................57
         17.9. Modification...................................................57
         17.10. Enforcement of Agreement......................................58
         17.11. Waiver of Jury Trial..........................................58
         17.12. Severability..................................................58









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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made as of October 28, 1998 by and among Sensec International, Inc. a Delaware corporation ("Sensec"), Ensec Acquisition Corporation, a Florida Corporation (the "Ensec Merger Subsidiary" and together with Sensec, the "Sensec/Ensec Parties"), Ensec International, Inc., a Florida corporation ("Ensec"), Sentech Acquisition Corporation, a Florida corporation (the "Sentech Merger Subsidiary" and together with Sensec, the "Sensec/Sentech Parties"), and SenTech EAS Corporation, a Florida corporation ("Sentech"). Sensec, Ensec Merger Subsidiary, Sentech Merger Subsidiary, Ensec and Sentech are collectively referred to herein as the "Parties"). Certain other terms are used herein as defined below in Article I or elsewhere in this Agreement.

                                   BACKGROUND

         This Agreement sets forth the terms and conditions under which (i) the Ensec Merger Subsidiary, which is a Wholly-Owned Subsidiary of Sensec, will merge with and into Ensec (the "Ensec Merger"), and (ii) the Sentech Merger Subsidiary, which is a Wholly-Owned Subsidiary of Sensec, will merge with and into Sentech (the "Sentech Merger"). The Parties intend that (a) upon completion of the Ensec Merger, Ensec will be a Wholly-Owned Subsidiary of Sensec, (b) upon completion of the Sentech Merger, Sentech will be a Wholly-Owned Subsidiary of Sensec, and (c) for federal income tax purposes, each of the Ensec Merger and Sentech Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         Ensec Merger Subsidiary and Sentech Merger Subsidiary are each a Wholly-Owned Subsidiary of Sensec and each has been formed solely to facilitate the Ensec Merger and Sentech Merger, respectively, and has conducted and will conduct no business or activity other than in connection with the Ensec Merger and Sentech Merger, respectively.

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Acquisition Proposal" is defined in Section 8.2(a).


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         "Affiliates" means, with respect to a particular Party, persons or entities controlling, controlled by or under common control with that Party, as well as any executive officers, directors and majority-owned entities of that Party and of its other Affiliates.

         "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

         "Assets" means, with respect to Sensec, Ensec or Sentech, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

         "Assumed Ensec Option" and "Assumed Sentech Option" are defined in Sections 2.7(a) and 3.7(a), respectively.

         "Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in
Section 3(3) of ERISA.

         "Business" means with respect to Sensec, Ensec or Sentech, as shown by the context in which used, the entire business and operations of such Party and its Subsidiaries, taken as a whole.

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Closing" is defined in Section 4.1.

         "Closing Date" is defined in Section 4.1.

         "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

         "Confidentiality Agreement" is defined in Section 8.4(b).

         "Contract" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.


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         "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

         "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "Dissenting Shares" of Ensec and Sentech are defined in Sections 2.11 and 3.11, respectively.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Effective Time" shall mean the time that the Sentech Merger Certificate and the Ensec Merger Certificate are filed with the Florida Secretary of State, which certificates shall be filed simultaneously.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "Ensec" is defined above in the Preamble.

         "Ensec Assets" means the Assets of Ensec.

         "Ensec Balance Sheet" is defined in Section 5.7.

         "Ensec Balance Sheet Date" is defined in Section 5.7.

         "Ensec Benefit Plan" is defined in Section 5.16(a).

         "Ensec Business" means the Business of Ensec.

         "Ensec Certificate of Merger" is defined in Section 2.2.

         "Ensec Certificates" is defined in Section 2.7(a).

         "Ensec Common Shares" is defined in Section 2.6(a).



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         "Ensec Common Stock" means the common stock, par value $0.01 per share, of Ensec.

         "Ensec Companies" means Ensec and any Ensec Subsidiaries.

         "Ensec Conversion Number" is defined in Section 2.6(b).

         "Ensec Disclosure Schedule" means the Disclosure Schedule containing information relating to Ensec pursuant to Article V and other provisions hereof that has been provided to the other Parties on the date hereof.

         "Ensec Holder" means a recordholder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented Ensec Shares.

         "Ensec's knowledge" or "knowledge of Ensec" with reference to any item means that which an executive officer of Ensec actually knows.

         "Ensec Merger" is defined above in the Background.

         "Ensec Merger Certificate" is defined in Section 2.2.

         "Ensec Merger Consideration" is defined in Section 2.5(c).

         "Ensec Merger Subsidiary" is defined above in the Preamble.

         "Ensec Personnel" is defined in Section 5.21(a).

         "Ensec Required Consents" is defined in Section 5.3.

         "Ensec SEC Reports" is defined in Section 5.7.

         "Ensec Shares" is defined in Section 2.5(a).

         "Ensec Stockholder Meeting" is defined in Section 9.2.

         "Ensec Subsidiary" means any Subsidiary of Ensec.

         "Ensec Surviving Corporation" is defined in Section 2.1.

         "Ensec 10-KSB" is defined in Section 5.10.

         "Ensec Warrants" means any warrants to purchase Ensec Common Stock that are outstanding immediately prior to the Closing.



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         "Ensec Welfare Plan" is defined in Section 5.16(f).

          "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or non-compliance with any Environmental Law.

         "Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" is defined in Section 2.6(a).

         "Existing Ensec Option" and "Existing Sentech Option" are defined in Sections 2.7(a) and 3.7(a), respectively.

         "FBCA" means the Florida Business Corporation Act of 1989, as amended.

         "GAAP" means United States generally accepted accounting principles, as amended from time to time.

         "Governmental Authority" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

         "Governmental Permit" is defined in Section 5.12(c).

         "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations, (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et seq. and its implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. and its implementing regulations (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. ss.1251 et seq. and its implementing regulations as any of such Laws in clauses (i) through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist


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or that may be enacted, promulgated or issued in the future by any Governmental
Authority concerning protection of the environment, pollution, health or safety or the public welfare.

         "Intellectual Property" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

         "Law" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Material Adverse Effect" means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of Sensec and its Subsidiaries taken as a whole, Ensec and its Subsidiaries taken as a whole, or Sentech and its Subsidiaries taken as a whole, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

         "Merger" shall mean the Ensec Merger and Sentech Merger, collectively.

         "Parties" is defined above in the Preamble.

         "Party Representatives" is defined in Section 8.4(b).

         "Patents" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

         "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

         "Post-Signing Returns" is defined in Section 9.7.

         "Proxy/Registration Statement" is defined in Section 8.1(a).

         "Proxy Statement" is defined in Section 8.1(a).


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         "Registration Statement" is defined in Section 8.1(a).

         "Regulation" means any federal, state, local or foreign rule or regulation.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Act Affiliates" is defined in Section 9.5.

         "Sensec" is defined above in the Preamble.

         "Sensec Assets" means the Assets of Sensec.

         "Sensec Balance Sheet" is defined in Section 7.7.

         "Sensec Balance Sheet Date" is defined in Section 7.7.

         "Sensec Business" means the Business of Sensec.

         "Sensec Common Stock" means the common stock, par value $0.001 per share, of Sensec.

         "Sensec Companies" mean Sensec and any Sensec Subsidiaries.

         "Sensec Disclosure Documents" is defined in Section 7.7.

         "Sensec/Ensec Parties" and "Sensec/Sentech Parties" are defined above in the Preamble.

         . "Sensec knowledge" or "knowledge of Sensec" with reference to any item means that which an executive officer of Sensec actually knows.

         "Sensec Parties" means Sensec, Sentech Acquisition Corporation and Ensec Acquisition Corporation

         "Sensec Shares" means shares of Sensec Common Stock.

         "Sensec Subsidiary" means any Subsidiary of Sensec.

         "Sensec Warrants" means warrants to purchase Sensec Common Stock.

         "Sentech" means SenTech EAS Corporation, a Florida corporation.



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         "Sentech Assets" means the Assets of Sentech

         "Sentech Balance Sheet" is defined in Section 6.7.

         "Sentech Balance Sheet Date" is defined in Section 6.7.

         "Sentech Benefit Plan" is defined in Section 6.16(a).

         "Sentech Business" means the Business of Sentech.

         "Sentech Certificates" is defined in Section 3.7(a).

         "Sentech Certificate of Merger" is defined in Section 3.2.

         "Sentech Common Shares" is defined in Section 3.6(a).

         "Sentech Common Stock" means the common stock, par value $0.00024 per share, of Sentech.

         "Sentech Companies" means Sentech and any Sentech Subsidiaries.

         "Sentech Conversion Number" is defined in Section 3.6(b).

         "Sentech Disclosure Schedule" means the Disclosure Schedule containing information relating to Sentech pursuant to Article V and other provisions hereof that has been provided to the other Parties on the date hereof.

         "Sentech Holder" means a recordholder, as of the Effective Time of an outstanding certificate or certificates that immediately prior to the Effective Time represented Sentech Shares.

         "Sentech's knowledge" or "knowledge of Sentech" with reference to any item means that which an executive officer of Sentech actually knows.

         "Sentech Merger" is defined above in the Background.

         "Sentech Merger Certificate" is defined in Section 3.2.

         "Sentech Merger Consideration" is defined in Section 3.5(c)

         "Sentech Personnel" is defined in Section 6.21(a).

         "Sentech Required Consents" is defined in Section 6.3.



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         "Sentech SEC Reports" is defined in Section 6.7.

         "Sentech Shares" is defined in Section 2.6(a).

         "Sentech Stockholder Meeting" is defined in Section 10.2.

         "Sentech Subsidiary" means any Subsidiary of Sentech.

         "Sentech Surviving Corporation" is defined in Section 3.1.

         "Sentech 10-KSB" is defined in Section 6.10.

         "Sentech Warrants" means any warrants to purchase Sentech Common Stock that are outstanding immediately prior to the Closing.

         "Sentech Welfare Plan" is defined in Section 6.15(f).

         "Subsidiary" means any corporation or other legal entity of which Sensec, Ensec or Sentech, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

         "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

         "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

         "Termination Date" means February 28, 1999.

         "Trademarks" means registered trademarks, registered service marks, trademark and service


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mark applications and unregistered trademarks and service marks.

         "Transaction Documents" means this Agreement and the Employment Agreement.

         "Transactions" means the Ensec Merger, the Sentech Merger, the exchange of Ensec Shares and the Sentech Shares for Sensec Shares, the assumption by Sensec of the Existing Ensec Options and the Existing Sentech Options, the exchange of Ensec Warrants and the Sentech Warrants for Sensec Warrants, and the other transactions contemplated by the Transaction Documents.

         "Wholly-Owned Subsidiary" means any Subsidiary in which all of the stock or other equity interests is owned, directly or indirectly, by Sensec, Ensec or Sentech, as the case may be.

                                   ARTICLE II
                            THE ENSEC PLAN OF MERGER

         2.1. THE ENSEC MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL and FBCA, the Ensec Merger Subsidiary shall be merged with and into Ensec. Following the Merger, Ensec shall continue as the surviving corporation (the "Ensec Surviving Corporation") and shall continue its existence under the Laws of the State of Florida, and the separate corporate existence of the Ensec Merger Subsidiary shall cease.

         2.2. EFFECTIVE TIME. As soon as practicable, but in any event within one business day after the satisfaction or waiver of all conditions to the Merger, Ensec and the Ensec Merger Subsidiary shall file with the Secretary of State of the State of Florida a certificate of merger (the "Ensec Certificate of Merger") in such form as is required by the FBCA. The Merger shall become effective at the Effective Time.

         2.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Ensec as in effect immediately prior to the Effective Time shall be the initial Certificate of Incorporation of the Surviving Corporation. The bylaws of Ensec as in effect immediately prior to the Effective Time shall be the initial bylaws of the Surviving Corporation.

         2.4. DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be Edward Mulhare, Chairman, Milan Resanovich, Thomas Nicolette, Charles Finkel, and Flavio Ribeiro da Silva. The initial chief executive officer of the Surviving Corporation shall be Charles Finkel. Such persons shall hold such positions as directors and executive officers until their successors are elected or appointed in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation.

         2.5.  CONVERSION OR CANCELLATION OF ENSEC SHARES.

                  (a) Each share of Ensec Common Stock (an "Ensec Share") outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the Ensec Holder thereof, be converted into the right to receive
0.2180149 (the "Ensec Conversion Number") Sensec Shares. Each Ensec Share that, immediately prior to the Effective Time, is held by Ensec as treasury stock shall be canceled, and no consideration shall be delivered with respect thereto.

                  (b) No fractional Sensec Shares shall be issued in the Merger. Each Ensec Holder who would otherwise be entitled to receive a fractional share shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying $5.00 by the fraction of a Sensec Share to which such Ensec Holder would otherwise have been entitled.

                  (c) The consideration to be received by the Ensec Holders in respect of each Ensec Share pursuant to this Section 2.5 is hereinafter referred to as the "Ensec Merger Consideration."

         2.6.  EXCHANGE OF ENSEC SHARES.

                  (a) Prior to the Effective Time, Sensec shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates that immediately prior to the Effective Time represented Ensec Shares (the "Ensec Certificates") for the Ensec Merger Consideration. Promptly after the Effective Time, Sensec will send, or will cause the Exchange Agent to send, to each Ensec Holder (other than Ensec and any Subsidiary of Ensec) a letter of transmittal for use in such exchange. Sensec will deposit with the Exchange Agent in trust for the Ensec Holder the aggregate Ensec Merger Consideration to be paid in respect of the Ensec Shares.

                  (b) Each Ensec Holder, upon surrender to the Exchange Agent of a Certificate or Certificates together with a properly completed letter of transmittal covering such Certificates, will be entitled to receive the Ensec Merger Consideration payable in respect of the Ensec Shares formerly represented thereby, after giving effect to any required withholding Tax. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Ensec Merger Consideration. In no event will a Ensec Holder be entitled to interest on the Ensec Merger Consideration.

                  (c) If any portion of the Ensec Merger Consideration is to be paid to a Person other than the registered holder of the Ensec Shares formerly represented by the Certificate or Certificates surrendered in exchange for the Ensec Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Ensec Shares or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                  (d) Any portion of the Ensec Merger Consideration made available to the Exchange Agent pursuant to this Section 2.6 that remains unclaimed by the Ensec Holders twelve

(12) months after the Effective Time shall be returned to Sensec, upon demand, and any such Person who has not exchanged his Certificate or Certificates for the Ensec Merger Consideration in accordance with this Article II prior to that time shall thereafter look only to Sensec for payment of the Ensec Merger Consideration. Notwithstanding the foregoing, Sensec shall not be liable to any Person for any amount paid to a public official pursuant to applicable abandoned property Laws. Any amounts remaining unclaimed under this Article II two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of Sensec free and clear of any claims or interest of any Person previously entitled thereto.

                  (e) No dividends or other distributions with respect to securities of Sensec constituting part of the Ensec Merger Consideration shall be paid to the Ensec Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Article II. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Certificates representing the securities of Sensec into which such Ensec Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of withholding Taxes which may be required thereon.

                  (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Sensec, the posting by such person of a bond in such reasonable amount as Sensec may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration provided for, and in accordance with the procedures set forth, in this Article II and, if applicable, any unpaid dividends and distributions with respect to securities of Sensec constituting part of the Ensec Merger Consideration deliverable with respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

         2.7.  OPTIONS AND WARRANTS.

                  (a) At the Effective Time, Sensec shall assume Ensec's rights and obligations under each of the outstanding stock options previously granted by Ensec to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Time (each such stock option existing immediately prior to the Effective Time is referred to herein as an "Existing Ensec Option" and each such assumed stock option existing immediately after the Effective Time is referred to herein as an "Assumed Ensec Option"). Under each Assumed Ensec Option, the optionee shall have the right to receive from Sensec, in accordance with the terms and subject to the conditions of the Existing Ensec Option, the Ensec Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing Ensec Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Ensec Option (including payment of the aggregate exercise price thereof). Except as provided in this Section 2.7(a), the Assumed Ensec Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing Ensec Option; provided, however, that the terms of such Existing Ensec Options shall govern the vesting thereof, including, if applicable, any vesting of Existing Ensec Options as a result of the Merger. Each Assumed Ensec Option shall constitute a continuation of the Existing Ensec Option, substituting Sensec for Ensec and, in the case of employees, employment by an Sensec Company for employment by an Ensec Company. Notwithstanding the foregoing, the terms of any Assumed Ensec Option shall be such that the substitution of the Assumed Ensec Option for the Existing Ensec Option would not constitute a modification of the Existing Ensec Option within the meaning of Section 424(h)(3) of the Code and the Regulations promulgated thereunder.

                  (b) If and to the extent required by the terms of the plans governing the Existing Ensec Options or pursuant to the terms of any Existing Ensec Option granted thereunder, Ensec shall use reasonable efforts to obtain the consent of each holder of outstanding Existing Ensec Options to the treatment of the Existing Ensec Options provided in Section 2.7(a).

                  (c) Each Ensec Warrant that is outstanding immediately prior to the Effective Time and that does not expire at the Effective Time by the terms thereof shall, by virtue of the Merger and pursuant to the terms of the Ensec Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for a Sensec Warrant exercisable for the Conversion Number of Sensec Shares for each share of Ensec Common Stock for which the Ensec Warrant is exercisable immediately prior to the Effective Time, at an exercise price per Sensec Share that has been adjusted in accordance with the terms of the Ensec Warrant converted hereunder as a result of the Merger. Except as provided in this Section 2.7(c), the Sensec Warrants shall have the terms and conditions of the Ensec Warrants converted hereunder. At the Effective Time, the Sensec/Ensec Parties shall make available to any holders of Ensec Warrants converted hereunder a new warrant evidencing the Sensec Warrant.

         2.8. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Ensec or Sensec shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, this Article II shall be appropriately adjusted.

         2.9. MERGER SUBSIDIARY CAPITAL STOCK. Each share of capital stock of the Ensec Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger, into one share of common stock of the Surviving Corporation.

         2.10. NO FURTHER TRANSFER OF SHARES. After the Effective Time, there shall be no transfers of Ensec Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Ensec Surviving Corporation for transfer, they shall be canceled and exchanged for the Ensec Merger Consideration as provided in this Article II. At the Effective Time, the stock ledger of Ensec shall be closed.

         2.11. DISSENTING SHARES. Notwithstanding Section 2.5, the Ensec Common Shares that are issued and outstanding immediately prior to the Effective Time and that are held by Ensec Holders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 607.1302 of the FBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Ensec Holders shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the FBCA; and any such Ensec Holder shall have only such rights in respect of the Dissenting Shares owned by them as are provided by
Section 607.1302 of the FBCA. If any such Ensec Holder shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost such right, such Ensec Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.5. Prior to the Effective Time, Ensec will not, except with the prior written consent of Sensec, voluntarily make any payment with respect to, or settle or offer to settle, any claim made by the stockholders owning the Dissenting Shares.

                                   ARTICLE III
                           THE SENTECH PLAN OF MERGER

         3.1. THE SENTECH MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL and FBCA, the Sentech Merger Subsidiary shall be merged with and into Sentech. Following the Merger, Sentech shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the Laws of the State of Florida, and the separate corporate existence of the Sentech Merger Subsidiary shall cease.

         3.2. EFFECTIVE TIME. As soon as practicable, but in any event within one business day after the satisfaction or waiver of all conditions to the Merger, Sentech and the Sentech Merger Subsidiary shall file with the Secretary of State of the State of Florida a certificate of merger (the "Sentech Certificate of Merger") in such form as is required by the FBCA. The Merger shall become effective at the Effective Time.

         3.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Sentech as in effect immediately prior to the Effective Time shall be the initial Certificate of Incorporation of the Surviving Corporation. The bylaws of Sentech as in effect immediately prior to the Effective Time shall be the initial bylaws of the Surviving Corporation.

         3.4. DIRECTORS AND OFFICERS. The initial directors of the Sentech Surviving Corporation shall be Edward Mulhare, Chairman, Milan Resanovich, Thomas Nicolette, Charles Finkel, and Flavio Ribeiro da Silva. The initial chief executive officer of the Sentech Surviving Corporation shall be Charles Finkel. Such persons shall hold such positions as directors and executive officers until their successors are elected or appointed in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation.

         3.5.  CONVERSION OR CANCELLATION OF SENTECH SHARES.

                  (a) Each share of Sentech Common Stock (a "Sentech Share") outstanding immediately prior to the Effective Time shall by virtue of the Sentech Merger and without any action on the part of the Sentech Holder thereof, be converted into the right to receive 0.4792299 (the "Sentech Conversion Number") Sensec Shares. Each Sentech Common Share that, immediately prior to the Effective Time, is held by Sentech as treasury stock shall be canceled, and no consideration shall be delivered with respect thereto.

                  (b) No fractional Sensec Shares shall be issued in the Merger. Each Sentech Holder who would otherwise be entitled to receive a fractional share shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying $5.00 by the fraction of an Sensec Share to which such Sentech Holder would otherwise have been entitled.

                  (c) The consideration to be received by the Sentech Holders in respect of each Sentech Share pursuant to this Section 3.5 is hereinafter referred to as the "Sentech Merger Consideration."

         3.6.  EXCHANGE OF SENTECH SHARES.

                  (a) Prior to the Effective Time, Sensec shall appoint the Exchange Agent for the purpose of exchanging certificates that immediately prior to the Effective Time represented Sentech Shares (the "Sentech Certificates") for the Sentech Merger Consideration. Promptly after the Effective Time, Sensec will send, or will cause the Exchange Agent to send, to each Sentech Holder (other than Sentech and any Subsidiary of Sentech) a letter of transmittal for use in such exchange. Sensec will deposit with the Exchange Agent in trust for the Sentech Holders the aggregate Merger Consideration to be paid in respect of the Sentech Shares.

                  (b) Each Sentech Holder, upon surrender to the Exchange Agent of a Certificate or Certificates together with a properly completed letter of transmittal covering such Certificates, will be entitled to receive the Sentech Merger Consideration payable in respect of the Sentech Shares formerly represented thereby, after giving effect to any required withholding Tax. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Sentech Merger Consideration. In no event will a Sentech Holder be entitled to interest on the Sentech Merger Consideration.

                  (c) If any portion of the Sentech Merger Consideration is to be paid to a Person other than the registered holder of the Sentech Shares formerly represented by the Certificate or Certificates surrendered in exchange for the Sentech Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Sentech Shares or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                  (d) Any portion of the Sentech Merger Consideration made available to the Exchange Agent pursuant to this Section 3.6 that remains unclaimed by the Sentech Holders twelve (12) months after the Effective Time shall be returned to Sensec, upon demand, and any such Person who has not exchanged his Certificate or Certificates for the Sentech Merger Consideration in accordance with this Article II prior to that time shall thereafter look only to Sensec for payment of the Sentech Merger Consideration. Notwithstanding the foregoing, Sensec shall not be liable to any Person for any amount paid to a public official pursuant to applicable abandoned property Laws. Any amounts remaining unclaimed under this Article II two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of Sensec free and clear of any claims or interest of any Person previously entitled thereto.

                  (e) No dividends or other distributions with respect to securities of Sensec constituting part of the Sentech Merger Consideration shall be paid to the Sentech Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Article II. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Certificates representing the securities of Sensec into which such Sentech Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of withholding Taxes which may be required thereon.

                  (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Sensec, the posting by such person of a bond in such reasonable amount as Sensec may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration provided for, and in accordance with the procedures set forth, in this Article II and, if applicable, any unpaid dividends and distributions with respect to securities of Sensec constituting part of the Sentech Merger Consideration deliverable with respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

         3.7.  OPTIONS AND WARRANTS.

                  (a) At the Effective Time, Sensec shall assume Sentech's rights and obligations under each of the outstanding stock options previously granted by Sentech to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Time (each such stock option existing immediately prior to the Effective Time is referred to herein as an "Existing Sentech Option" and each such assumed stock option existing immediately after the Effective Time is referred to herein as an "Assumed Sentech Option"). Under each Assumed Sentech

Option, the optionee shall have the right to receive from Sensec, in accordance with the terms and subject to the conditions of the Existing Sentech Option, the Sentech Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing Sentech Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Sentech Option (including payment of the aggregate exercise price thereof). Except as provided in this Section 3.7(a), the Assumed Sentech Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing Sentech Option; provided, however, that the terms of such Existing Sentech Options shall govern the vesting thereof, including, if applicable, any vesting of Existing Sentech Options as a result of the Merger. Each Assumed Sentech Option shall constitute a continuation of the Existing Sentech Option, substituting Sensec for Sentech and, in the case of employees, employment by an Sensec Company for employment by an Sentech Company. Notwithstanding the foregoing, the terms of any Assumed Sentech Option shall be such that the substitution of the Assumed Sentech Option for the Existing Sentech Option would not constitute a modification of the Existing Sentech Option within the meaning of Section 424(h)(3) of the Code and the Regulations promulgated thereunder.

                  (b) If and to the extent required by the terms of the plans governing the Existing Sentech Options or pursuant to the terms of any Existing Sentech Option granted thereunder, Sentech shall use reasonable efforts to obtain the consent of each holder of outstanding Existing Sentech Options to the treatment of the Existing Options provided in Section 3.7(a).

                  (c) Each Sentech Warrant that is outstanding immediately prior to the Effective Time and that does not expire at the Effective Time by the terms thereof shall, by virtue of the Merger and pursuant to the terms of the Sentech Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for a Sensec Warrant exercisable for the Conversion Number of Sensec Shares for each share of Sentech Common Stock for which the Sentech Warrant is exercisable immediately prior to the Effective Time, at an exercise price per Sensec Share that has been adjusted in accordance with the terms of the Sentech Warrant converted hereunder as a result of the Merger. Except as provided in this Section 3.7(c), the Sensec Warrants shall have the terms and conditions of the Sentech Warrants converted hereunder. At the Effective Time, the Sensec/Sentech Parties shall make available to any holders of Sentech Warrants converted hereunder a new warrant evidencing the Sensec Warrant.

         3.8. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Sentech or Sensec shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, this Article II shall be appropriately adjusted.

         3.9. MERGER SUBSIDIARY CAPITAL STOCK. Each share of capital stock of the Sentech Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger, into one share of common stock of the Sentech Surviving Corporation.

         3.10. NO FURTHER TRANSFER OF SHARES. After the Effective Time, there shall be no transfers of Sentech Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Sentech Surviving Corporation. If, after the Effective Time, Certificates are presented to the Sentech Surviving Corporation for transfer, they shall be canceled and exchanged for the Sentech Merger Consideration as provided in this Article II. At the Effective Time, the stock ledger of Sentech shall be closed.

         3.11. DISSENTING SHARES. Notwithstanding Section 3.5, the Sentech Common Shares that are issued and outstanding immediately prior to the Effective Time and that are held by Sentech Holders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 607.1302 of the FBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Sentech Holders shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the FBCA; and any such Sentech Holder shall have only such rights in respect of the Dissenting Shares owned by them as are provided by Section 607.1302 of the FBCA. If any such Sentech Holder shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost such right, such Sentech Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 3.5. Prior to the Effective Time, Sentech will not, except with the prior written consent of Sensec, voluntarily make any payment with respect to, or settle or offer to settle, any claim made by the stockholders owning the Dissenting Shares.

                                   ARTICLE IV
                                   THE CLOSING

         4.1. LOCATION, DATE. The closing for the Transactions (the "Closing") shall be held at the offices of Gersten, Savage, Kaplowitz & Fredericks, LLP in New York, New York at 9:00 a.m. (local time) as promptly as practicable (and in any event within one business day) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Articles XII, XIII and XIV. The date on which the Closing occurs is referred to herein as the "Closing Date."

         4.2.  DELIVERIES.  At the Closing,

                  (a) the Ensec Merger Subsidiary and Ensec shall deliver or cause to be delivered to the Secretary of State of the State of Florida a duly executed Certificate of Merger as required under the FBCA and the Parties shall take all such other and further actions as may be required by the FBCA and any other applicable Law to make the Ensec Merger effective upon the terms and subject to the conditions hereof; and

                  (b) the Sentech Merger Subsidiary and Sentech shall deliver or cause to be delivered to the Secretary of State of the State of Florida a duly executed Certificate of Merger as required under the FBCA and the Parties shall take all such other and further actions as may be required by the FBCA and any other applicable Law to make the Sentech Merger effective upon the terms and subject to the conditions hereof; and

                  (c) the Parties shall also deliver to each other the respective agreements and other documents and instruments specified with respect to them in Articles XII, XIII, XIV and XV.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF ENSEC

         Ensec hereby represents and warrants to the Sensec/Sentech Parties as follows, except as otherwise set forth in the Ensec Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

         5.1. CORPORATE. Each Ensec Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each Ensec Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each Ensec Company (all of which have been delivered or made available to Sensec) have been duly adopted and are current, correct and complete. Each Ensec Company has all necessary corporate power and authority to own, lease and operate its part of the Ensec Assets and to carry on its part of the Ensec Business as it is now being conducted.

         5.2. AUTHORIZATION. Ensec has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Ensec have been duly authorized by all necessary corporate action, other than the approval of this Agreement and consummation of the Ensec Merger is subject to the approval of the holders of a majority of the outstanding Ensec Common Shares, which are the only consents or approvals of holders of Ensec capital stock required for the consummation of the Transactions. Each Transaction Document executed and delivered by Ensec as of the date hereof has been duly executed and delivered by Ensec and constitutes a valid and binding obligation of Ensec, enforceable against Ensec in accordance with its terms. Any Transaction Document executed and delivered by Ensec after the date hereof will be duly executed and delivered by Ensec and will constitute a valid and binding obligation of Ensec, enforceable against Ensec in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except that the remedy of specified performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

         5.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with
(i) the Securities Act and the Exchange Act and (ii) the filing of the Ensec Certificate of Merger with the Secretary of State of the State of Florida and for any items specified in the Ensec Disclosure Schedule (the "Ensec Required Consents"), neither the execution and delivery by Ensec of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any Ensec Company is subject, (b) the Charter Documents or bylaws of any Ensec Company, (c) any customer Contract (other than letters of intent and agreements in principle) or any other Contracts to which any Ensec Company is a party or by which any of the Ensec Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

         5.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of Ensec consists of (a) 20,000,000 shares of Ensec Common Stock, and (b) 3,000,000 shares of Preferred Stock, par value $0.01 per share. Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 6,016,250 Ensec Common Shares. Except as listed in the Ensec Disclosure Schedule, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Ensec. The Ensec Disclosure Schedule sets forth, as of the date hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the issued and outstanding Ensec Common Shares are validly issued fully paid and non-assessable. Following the Effective Time, no options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Ensec Surviving Corporation or any subsidiary thereof.

         5.5.  [Reserved]

         5.6. PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of any Ensec Company specifically for inclusion or incorporation by reference in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any Ensec Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of Ensec and at the time of the Ensec Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement (except for information relating solely to any Sensec Company or any Sentech Company) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

         5.7. ENSEC SEC REPORTS; FINANCIAL STATEMENTS. Ensec has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1997, including its (a) Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1996 and 1997, (b) all proxy statements relating to Ensec's meetings of stockholders (whether annual or special) held since January 1, 1997, and (c) all other reports or registration statements filed by Ensec with the SEC since January 1, 1997 (collectively, the "Ensec SEC Reports"). Each of such Ensec SEC Reports, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the Ensec SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Ensec as at the respective dates thereof and the consolidated results of operations and cash flows of Ensec for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Ensec as of June 30, 1998 is referred to as the "Ensec Balance Sheet" and the date thereof is referred to as the "Ensec Balance Sheet Date."

         5.8.  TAXES.

                  (a) Except as set forth in the Ensec Disclosure Schedule, Ensec and each of its Subsidiaries (i) have filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) have paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

                  (b) Except as set forth in the Ensec Disclosure Schedule, each Ensec Company has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the Ensec Balance Sheet and
(ii) provided a sufficient reserve on the Ensec Balance Sheet for the payment of all Taxes not yet due and payable.

                  (c) Except as set forth in the Ensec Disclosure Schedule, no deficiency in respect of any Taxes which has been assessed against an Ensec Company remains unpaid, except for Taxes being contested in good faith, and Ensec has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against an Ensec Company with respect to any Taxes.

                  (d) Except as set forth in the Ensec Disclosure Schedule, no Ensec Company has extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

                  (e) Except as set forth in the Ensec Disclosure Schedule, there are no liens for Taxes upon any assets of any Ensec Company except for liens for current Taxes not yet due.

                  (f) Except as set forth in the Ensec Disclosure Schedule, each Ensec Company has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

                  (g) Except as set forth in the Ensec Disclosure Schedule, no Ensec Company is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code. Ensec is not, and has not been within the past five years, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                  (h) Except as set forth in the Ensec Disclosure Schedule, no Ensec Company is a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

                  (i) To Ensec's knowledge, except for the group of which Ensec is presently the ultimate parent, no Ensec Company has ever been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

         5.9. TITLE TO ASSETS AND RELATED MATTERS. Each Ensec Company has good and marketable title to its part of the Ensec Assets, free from any Encumbrances except (a) those Encumbrances specified on Section 5.9 of the Ensec Disclosure Schedule or any Encumbrance in favor of any Ensec Company, (b) items described in any notes to the consolidated financial statements of Ensec contained in Ensec's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Ensec 10-KSB") included in the Ensec SEC Reports, (c) minor matters that would not have a Material Adverse Effect, (d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due and (e) Ensec Assets transferred among the Ensec Companies.

         5.10. REAL PROPERTY. All material real estate leased by any Ensec Company as of the date hereof and used in the operation of the Ensec Business are disclosed in the Ensec SEC Reports. Other than as disclosed in the Ensec SEC Reports or on Section 5.10 of the Ensec Disclosure Schedule, as of the date hereof, none of the Ensec Companies owns any real property.

         5.11. SUBSIDIARIES. Except as set forth on Section 5.11 of the Ensec Disclosure Schedule and except for its subsidiaries set forth on Exhibit 21.1 of the Ensec 10-KSB, as of the date hereof none of the Ensec Companies owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. Ensec (or another Ensec Company) owns all of the issued and outstanding shares of capital stock of each Ensec 10-KSB") included in the Ensec SEC Reports, (c) minor matters that Subsidiary, free and clear of any Encumbrances, other than as set forth in
Section 5.11 of the Ensec Disclosure Schedule or Encumbrances in favor of any Ensec Company. Except with respect to Wholly-Owned Subsidiaries of Ensec, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any Ensec Subsidiary. All of the shares of capital stock of each Ensec Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

         5.12.  LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL
PERMITS.

                  (a) Except as set forth on Section 5.12 of the Ensec Disclosure Schedule or in the Ensec SEC Reports, there is no Litigation that is pending or, to Ensec's knowledge, threatened against any Ensec Company that would have a Material Adverse Effect. Except as described in the Ensec SEC Reports, Ensec is and has been in compliance with all applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect. Except as described in the Ensec SEC Reports, there has been no Default under any Laws applicable to any Ensec Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any Ensec Company. Except as set forth on Section 5.12 of the Ensec Disclosure Schedule or except as described in the Ensec SEC Reports, no Ensec Company has received any written notice and, to the knowledge of any Ensec Company, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and Ensec has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

                  (b) To Ensec's Knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by an Ensec Company which is reasonably likely to have a Material Adverse Effect.

                  (c) The Ensec Companies have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each Ensec Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

         5.13. CONTRACTS AND COMMITMENTS. The Ensec SEC Reports or Section 5.13 of the Ensec Disclosure Schedule describes:

                  (a) To Ensec's knowledge, customer Contracts (excluding letters of intent and agreements in principle) involving any Ensec Company in amounts in excess of $60,000.

                  (b) Other than Contracts listed as Exhibits to the Ensec SEC Reports, (i) all employment, consulting, management, severance or agency Contracts providing for annual payments of at least $60,000 (y) with any executive officers or directors of Ensec, or (z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions, and (ii) any employment agreements with any Person to whom any Ensec Company makes annual salary payments in excess of $60,000.

                  (c) All Contracts limiting the freedom of any Ensec Company to compete in any line of business, or with any Person, or in any geographic area or market.

Each Contract providing for payments in excess of $60,000 to which any Ensec Company is a party (i) is legal, valid, binding and enforceable against Ensec or the applicable Subsidiary except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) neither Ensec nor the applicable Subsidiary, nor to Ensec's knowledge, any other party, is in Default under any such Contract, other than in the case of (i) and
(ii) above where the failure to be so would not have a Material Adverse Effect.

         5.14. EMPLOYEE RELATIONS. No Ensec Company is (a) a party to, involved in or, to Ensec's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and no Ensec Company has experienced any work stoppage during the last three years.

         5.15.  ERISA.

                  (a) The Ensec Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by any Ensec Company or under which any Ensec Company may be obligated for its employees, directors or independent contractors ("Ensec Benefit Plans"). Ensec has delivered or made available to Sensec and Sentech (i) accurate and complete copies of all Ensec Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten Ensec Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Ensec Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Ensec Benefit Plans (for which annual reports are required) prepared within the last two years.

         (b) All Ensec Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Ensec Benefit Plans, that could subject any Ensec Company to any material penalty or tax imposed under the Code or ERISA.

                  (c) Except as set forth on the Ensec Disclosure Schedule, any Ensec Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Ensec Benefit Plan.

                  (d) Except as set forth on the Ensec Disclosure Schedule, (i) no Ensec Company has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and (ii) no Ensec Company, nor any entity that has been treated as a single employer with any Ensec Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

                  (e) There are no pending or, to the knowledge of Ensec, threatened claims by or on behalf of any Ensec Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Ensec Benefit Plans, alleging any breach of fiduciary duty on the part of any Ensec Company or any of the officers, directors or employees of any Ensec Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To Ensec's knowledge, the Ensec Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). Each Ensec Company has made all required contributions under the Ensec Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

                  (f) With respect to any Ensec Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "Ensec Welfare Plan"), (i) each Ensec Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an Ensec Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any Ensec Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

                  (g) Except as set forth on the Ensec Disclosure Schedule or for any Ensec Benefit Plan listed as an exhibit to the Ensec 10-KSB, the execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any Ensec Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any Ensec Company.

         5.16. PATENTS, TRADEMARKS, ETC. Except as disclosed in the Ensec SEC Reports, to Ensec's knowledge, no Ensec Company infringes upon or unlawfully or wrongfully uses any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by Ensec, except for those situations that would not have a Material Adverse Effect. The Ensec Companies own or have valid rights to use all Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

         5.17. ABSENCE OF CERTAIN CHANGES. Since the Ensec Balance Sheet Date, the Ensec Companies have conducted the Ensec Business in the ordinary course, and except as described in the Ensec Disclosure Schedule or in the Ensec SEC Reports, as of the date hereof, there has not been:

                  (a) any Material Adverse Effect on the Ensec Business or, in the aggregate, Liabilities of the Ensec Companies;

                  (b) any distribution or payment declared or made in respect of Ensec's capital stock by way of dividends, purchase or redemption of shares or otherwise;

                  (c) any increase in the compensation payable or to become payable to any current director or officer of any Ensec Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any Ensec Benefit Plan;

                  (d) any sale, assignment or transfer of any Ensec Assets, or any additions to or transactions involving any Ensec Assets, other than those made in the ordinary course of business or those solely involving the Ensec Companies;

                  (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any Ensec Company;

                  (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

                  (g) (i) any creation, assumption or maintenance of any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business or with respect to its Wholly-Owned Subsidiaries;
(ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

                  (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

                  (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any
(i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization; or

                  (j) any change in accounting or Tax procedure or practice.

         5.18. CORPORATE RECORDS. The minute books of Ensec contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

         5.19. FINDER'S FEES. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Ensec.

         5.20. REORGANIZATION. No Ensec Company has or, as of the Closing Date, will have taken any action or failed to take any action which action or failure would result in the failure of the Ensec Merger to qualify as a reorganization within the meaning of Code Section 368(a). Ensec has no knowledge of any fact or circumstance that is reasonably likely to prevent the Ensec Merger from qualifying as a reorganization within the meaning of Code Section 368(a).

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SENTECH

         Sentech hereby represents and warrants to the Sensec/Ensec Parties as follows, except as otherwise set forth in the Sentech Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

         6.1. CORPORATE. Each Sentech Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each Sentech Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each Sentech Company (all of which have been delivered or made available to Sensec and Ensec) have been duly adopted and are current, correct and complete. Each Sentech Company has all necessary corporate power and authority to own, lease and operate its part of the Sentech Assets and to carry on its part of the Sentech Business as it is now being conducted.

         6.2. AUTHORIZATION. Sentech has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Sentech have been duly authorized by all necessary corporate action, other than the approval of this Agreement and consummation of the Sentech Merger is subject to the approval of the holders of a majority of the outstanding Sentech Common Shares, which are the only consents or approvals of holders of Sentech capital stock required for the consummation of the Transactions. Each Transaction Document executed and delivered by Sentech as of the date hereof has been duly executed and delivered by Sentech and constitutes a valid and binding obligation of Sentech, enforceable against Sentech in accordance with its terms. Any Transaction Document executed and delivered by Sentech after the date hereof will be duly executed and delivered by Sentech and will constitute a valid and binding obligation of Sentech, enforceable against Sentech in accordance with its terms, except as otherwise limited by bankruptcy, insolvency reorganization and other laws affecting creditors rights generally, and except that the remedy of specified performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

         6.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with
(i) the Securities Act and the Exchange Act and (ii) the filing of the Sentech Certificate of Merger with the Secretary of State of the State of Florida and for any items specified in the Sentech Disclosure Schedule (the "Sentech Required Consents"), neither the execution and delivery by Sentech of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any Sentech Company is subject, (b) the Charter Documents or bylaws of any Sentech Company, (c) any other Contracts to which any Sentech Company is a party or by which any of the Sentech Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

         6.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of Sentech consists of 20,833,333 shares of Sentech Common Stock, par value $0.00024 per share. Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 1,746,381 Sentech Common Shares. Except as listed in the Sentech Disclosure Schedule, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Sentech. The Sentech Disclosure Schedule sets forth, as of the date hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the issued and outstanding Sentech Common Shares are validly issued, fully paid and non-assessable. Following the Effective Time, no options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Sentech Surviving Corporation or any subsidiary thereof.

         6.5.  [Reserved]

         6.6. PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of any Sentech Company specifically for inclusion or incorporation by reference in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any Sentech Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of Sentech and at the time of the Sentech Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement (except for information relating solely to any Sensec Company or any Ensec Company) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

         6.7. SENTECH SEC REPORTS; FINANCIAL STATEMENTS. Sentech has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1998, including its (a) Annual Reports on Form 10-KSB for the fiscal year ended December 31, 1997, (b) all proxy statements relating to Sentech's meetings of stockholders (whether annual or special) held since January 1, 1998, and (c) all other reports or registration statements filed by Sentech with the SEC since January 1, 1998 (collectively, the "Sentech SEC Reports"). Each of such Sentech SEC Reports, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the Sentech SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Sentech as at the respective dates thereof and the consolidated results of operations and cash flows of Sentech for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Sentech as of June 30, 1998 is referred to as the "Sentech Balance Sheet" and the date thereof is referred to as the "Sentech Balance Sheet Date."

         6.8.  TAXES.

                  (a) Except as set forth in the Sentech Disclosure Schedule, Sentech and each of its Subsidiaries (i) have filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) have paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

                  (b) Except as set forth in the Sentech Disclosure Schedule, each Sentech Company has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the Sentech Balance Sheet and (ii) provided a sufficient reserve on the Sentech Balance Sheet for the payment of all Taxes not yet due and payable.

                  (c) Except as set forth in the Sentech Disclosure Schedule, no deficiency in respect of any Taxes which has been assessed against an Sentech Company remains unpaid, except for Taxes being contested in good faith, and Sentech has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against an Sentech Company with respect to any Taxes.

                  (d) Except as set forth in the Sentech Disclosure Schedule, no Sentech Company has extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

                  (e) Except as set forth in the Sentech Disclosure Schedule, there are no liens for Taxes upon any assets of any Sentech Company except for liens for current Taxes not yet due.

                  (f) Except as set forth in the Sentech Disclosure Schedule, each Sentech Company has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

                  (g) Except as set forth in the Sentech Disclosure Schedule, no Sentech Company is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code. Sentech is not, and has not been within the past five years,


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



a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                  (h) Except as set forth in the Sentech Disclosure Schedule, no Sentech Company is a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

                  (i) To Sentech's knowledge, except for the group of which Sentech is presently the ultimate parent, no Sentech Company has ever been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

         6.9. TITLE TO ASSETS AND RELATED MATTERS. Each Sentech Company has good and marketable title to its part of the Sentech Assets, free from any Encumbrances except (a) those Encumbrances specified on Section 6.9 of the Sentech Disclosure Schedule or any Encumbrance in favor of any Sentech Company,
(b) items described in any notes to the consolidated financial statements of Sentech contained in Sentech's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Sentech 10-KSB") included in the Sentech SEC Reports, (c) minor matters that would not have a Material Adverse Effect, (d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due and
(e) Sentech Assets transferred among the Sentech Companies.

         6.10. REAL PROPERTY. All material real estate leased by any Sentech Company as of the date hereof and used in the operation of the Sentech Business are disclosed in the Sentech SEC Reports. As of the date hereof, none of the Sentech Companies owns any real property.

         6.11. SUBSIDIARIES. Except as set forth on Section 6.11 of the Sentech Disclosure Schedule and except for its subsidiaries set forth in the Sentech 10-KSB, as of the date hereof none of the Sentech Companies owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. Sentech (or another Sentech Company) owns all of the issued and outstanding shares of capital stock of each Sentech Subsidiary, free and clear of any Encumbrances, other than as set forth in Section 6.11 of the Sentech Disclosure Schedule or Encumbrances in favor of any Sentech Company. Except with respect to Wholly-Owned Subsidiaries of Sentech, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any Sentech Subsidiary. All of the shares of capital stock of each Sentech Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

         6.12.  LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL
PERMITS.

                  (a) Except as set forth on Section 4.13 of the Sentech Disclosure Schedule or in the Sentech SEC Reports, there is no Litigation that is pending or, to Sentech's knowledge, threatened against any Sentech Company that would have a Material Adverse Effect. Except as disclosed in the Sentech SEC Reports, Sentech is and has been in compliance with all applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect. Except as disclosed in the Sentech SEC Reports, there has been no Default under any Laws applicable to any Sentech Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any Sentech Company. Except as set forth on
Section 4.13 of the Sentech Disclosure Schedule, and except as disclosed in the Sentech SEC Reports, no Sentech Company has received any written notice and, to the knowledge of any Sentech Company, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and Sentech has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

                  (b) To Sentech's knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by an Sentech Company which is reasonably likely to have a Material Adverse Effect.

                  (c) The Sentech Companies have all Governmental Permits required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each Sentech Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

         6.13. CONTRACTS AND COMMITMENTS. The Sentech SEC Reports or Section
6.13 of the Sentech Disclosure Schedule describes:

                  (a) To Sentech's knowledge, customer Contracts (excluding letters of intent and agreements in principle) involving any Sentech Company in amounts in excess of $60,000.

                  (b) Other than Contracts listed as Exhibits to the Sentech SEC Reports, (i) all employment, consulting, management, severance or agency Contracts providing for annual payments of at least $60,000 (y) with any executive officers or directors of Sentech, or (z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions, and (ii) any employment agreements with any Person to whom any Sentech Company makes annual salary payments in excess of $60,000.

                  (c) All Contracts limiting the freedom of any Sentech Company to compete in any line of business, or with any Person, or in any geographic area or market.

Each Contract providing for payments in excess of $60,000 to which any Sentech Company is a party (i) is legal, valid, binding and enforceable against Sentech or the applicable Subsidiary except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and to Sentech's knowledge, against each other party thereto, and is in full force and effect and (ii) neither Sentech nor the applicable Subsidiary, nor to Sentech's knowledge, any other party, is in Default under any such Contract, other than in the case of (i) and
(ii) above where the failure to be so would not have a Material Adverse Effect.

         6.14. EMPLOYEE RELATIONS. No Sentech Company is (a) a party to, involved in or, to Sentech's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and no Sentech Company has experienced any work stoppage during the last three years.

         6.15.  ERISA.

                  (a) The Sentech Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by any Sentech Company or under which any Sentech Company may be obligated for its employees, directors or independent contractors ("Sentech Benefit Plans"). Sentech has delivered or made available to Sensec and Ensec (i) accurate and complete copies of all Sentech Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten Sentech Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Sentech Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Sentech Benefit Plans (for which annual reports are required) prepared within the last two years.

                  (b) All Sentech Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Sentech Benefit Plans, that could subject any Sentech Company to any material penalty or tax imposed under the Code or ERISA.

                  (c) Except as set forth on the Sentech Disclosure Schedule, any Sentech Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Sentech Benefit Plan.

                  (d) Except as set forth on the Sentech Disclosure Schedule,
(i) no Sentech

Company has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and (ii) no Sentech Company, nor any entity that has been treated as a single employer with any Sentech Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

                  (e) There are no pending or, to the knowledge of Sentech, threatened claims by or on behalf of any Sentech Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Sentech Benefit Plans, alleging any breach of fiduciary duty on the part of any Sentech Company or any of the officers, directors or employees of any Sentech Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To Sentech's knowledge, the Sentech Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). Each Sentech Company has made all required contributions under the Sentech Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

                  (f) With respect to any Sentech Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "Sentech Welfare Plan"), (i) each Sentech Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an Sentech Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, and (iii) any Sentech Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

                  (g) Except as set forth on the Sentech Disclosure Schedule or for any Sentech Benefit Plan listed as an exhibit to the Sentech 10-KSB, the execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any Sentech Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any Sentech Company.

         6.16. PATENTS, TRADEMARKS, ETC. Except as disclosed in the Sentech SEC Reports, to Sentech's knowledge, no Sentech Company infringes upon or unlawfully or wrongfully uses any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by Sentech, except for those situations that would not have a Material Adverse Effect. The Sentech Companies own or have valid rights to use all Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

         6.17. ABSENCE OF CERTAIN CHANGES. Since the Sentech Balance Sheet Date, the Sentech Companies have conducted the Sentech Business in the ordinary course, and except as described in the Sentech Disclosure Schedule or the Sentech SEC reports, as of the date hereof, there has not been:

                  (a) any Material Adverse Effect on the Sentech Business or, in the aggregate, Liabilities of the Sentech Companies;

                  (b) any distribution or payment declared or made in respect of Sentech's capital stock by way of dividends, purchase or redemption of shares or otherwise;

                  (c) any increase in the compensation payable or to become payable to any current director or officer of any Sentech Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any Sentech Benefit Plan;

                  (d) any sale, assignment or transfer of any Sentech Assets, or any additions to or transactions involving any Sentech Assets, other than those made in the ordinary course of business or those solely involving the Sentech Companies;

                  (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any Sentech Company;

                  (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

                  (g) (i) any creation, assumption or maintenance of any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business or with respect to its Wholly-Owned Subsidiaries;
(ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

                  (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

                  (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization; or

                  (j) any change in accounting or Tax procedure or practice.

         6.18. CORPORATE RECORDS. The minute books of Sentech contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

         6.19. FINDER'S FEES. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Sentech.

         6.20. REORGANIZATION. No Sentech Company has or, as of the Closing Date, will have taken any action or failed to take any action which action or failure would result in the failure of the Sentech Merger to qualify as a reorganization within the meaning of Code Section 368(a). Sentech has no knowledge of any fact or circumstance that is reasonably likely to prevent the Sentech Merger from qualifying as a reorganization within the meaning of Code
Section 368(a).

                                   ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF SENSEC

         Sensec hereby represents and warrants to Ensec and Sentech as follows, except as otherwise set forth in the Sensec Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless the context indicates otherwise):

         7.1. CORPORATE. Each Sensec Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each Sensec Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Sensec and of each Sensec Company (which have been delivered to Ensec and Sentech) have been duly adopted and are current, correct and complete. Each Sensec Company has all necessary corporate power and authority to own, lease and operate its part of the Sensec Assets and to carry on its part of the Sensec Business as it is now being conducted.

         7.2. AUTHORIZATION. Each Sensec Party has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each Sensec Party have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by any Sensec Party as of the date hereof has been duly executed and delivered by such Sensec Party and constitutes a valid and binding obligation of each Sensec Party, enforceable against each Sensec Party in accordance with its terms. Any Transaction Document executed and delivered by any Sensec Party after the date hereof will be duly executed and delivered by such Sensec Party and will constitute a valid and binding obligation of such Sensec Party, enforceable against such Sensec Party in accordance with its terms.

         7.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with the (i) the Securities Act and the Exchange Act and (ii) the filing of the Ensec Certificate of Merger and Sentech Certificate of Merger with the Secretary of State of the State of Florida, neither the execution and delivery by any Sensec Party of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any Sensec Company is subject, (b) the Charter Documents or bylaws of any Sensec Company or
(c) any Contract or other document to which any Sensec Company is a party or by which any of the Sensec Assets may be subject, except Defaults which would not have a Material Adverse Effect.

         7.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of Sensec consists of (a) 20,000,000 shares of Sensec Common Stock $0.001 par value per share, and (b) 1,000,000 shares of Sensec preferred stock, $0.001 par value per share. As of the date hereof, there are no issued or outstanding capital stock of Sensec. As of the date hereof, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Sensec other than the issuance of Sensec Common Stock upon the consummation of the Transactions. The shares of Sensec to be issued in connection with the Ensec Merger, Sentech Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and shall be registered under
Section 12(g) of the Exchange Act. The total authorized capital stock of the Ensec Merger Subsidiary consists of 1,000 shares of common stock, par value $.01 per share. All of the issued and outstanding shares of the such capital stock are validly issued, fully paid and non-assessable, and, on the date hereof, are held by Sensec. The total authorized capital stock of the Sentech Merger Subsidiary consists of 1,000 shares of common stock, par value $.01 per share. All of the issued and outstanding shares of such capital stock are validly issued, fully paid and non-assessable, and, on the date hereof, are held by Sensec.

         7.5. [Reserved]

         7.6. PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of any Sensec Company specifically for inclusion or incorporation by reference in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any Sensec Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment of supplement) is mailed to the stockholders of Ensec and Sentech and at the time of the Ensec Stockholder Meeting and Sentech Stockholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement (except for information relating solely to any Ensec Company or any Sentech Company) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

         7.7. REORGANIZATION. No Sensec Company has or, as of the Closing Date, will have taken any action or failed to take any action which action or failure would result in the failure of either the Ensec Merger or Sentech Merger to qualify as a reorganization within the meaning of Code Section 368(a). Sensec has no knowledge of any fact or circumstance that is reasonably likely to prevent either the Ensec Merger or Sentech Merger from qualifying as a reorganization within the meaning of Code Section 368(a).

         7.8. OWNERSHIP OF MERGER SUBSIDIARY; NO PRIOR ACTIVITIES. Each of the Ensec Merger Subsidiary and the Sentech Merger Subsidiary is a Wholly-Owned Subsidiary of Sensec created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time, except for Liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and the other Transaction Documents, neither Sensec the Ensec Merger Subsidiary or the Sentech Merger Subsidiary has, nor will have, directly or indirectly, through any Subsidiary or Affiliate of Sensec, any material Liabilities, engaged in any material business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                  ARTICLE VIII
                            COVENANTS OF THE PARTIES

         8.1. PROXY/REGISTRATION STATEMENT. Sensec, Ensec and Sentech will prepare and file with the SEC as soon as reasonably practicable after the date hereof a proxy statement to be filed under the Exchange Act by Sensec and to be distributed by Ensec and Sentech in connection with the Ensec Stockholder Meeting and Sentech Stockholder Meeting, respectively (the "Proxy Statement" and, together with the Registration Statement, the "Proxy/Registration Statement"). Sensec will file a Registration Statement on Form S-4 under the Securities Act in connection with the Ensec Merger and Sentech Merger for purposes of registering the Sensec Shares and the Sensec Warrants (and the shares of Sensec Common Stock issuable upon exercise of the Sensec Warrants) to be issued in the Merger pursuant to Article II and Article III hereof (the "Registration Statement") and Ensec shall cooperate with Sensec to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. The Parties shall also take such action as may be reasonably required to cause the Sensec Shares and the Sensec Warrants issuable pursuant to the Ensec Merger and Sentech Merger (and the shares of Sensec Common Stock issuable upon exercise of the Sensec Warrants) to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities Laws. Each Party will furnish to the other Party all information concerning itself and its Subsidiaries as the other Party or its counsel may reasonably request and that is required or customary for inclusion in the Proxy/Registration Statement.

         8.2.  NO SOLICITATION.

                  (a) From and after the date hereof, Ensec, without the prior written consent of Sensec and Sentech, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Ensec may at any time prior to the time Ensec's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any Ensec Company or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Ensec and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the Ensec Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by Ensec's Board of Directors after consultation with its legal and financial advisors) and
(y) Ensec's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, Ensec (x) provides prompt notice to Sensec and Sentech to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in the Confidentiality Agreement. Ensec shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Ensec or its Party Representatives with respect to the foregoing. Ensec shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and Ensec's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. Ensec shall immediately notify Sensec and Sentech orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep Sensec and Sentech informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal), and shall give Sensec and Sentech two (2) business days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms). As used herein, "Acquisition Proposal" shall mean a bona fide proposal or offer (other than by Sensec) for a tender or exchange offer, merger, consolidation or other business combination involving Ensec or Sentech as the case may be or any Subsidiary thereof, or any proposal to acquire in any manner a substantial equity interest in, or a substantial amount of the assets of, Ensec or Sentech as the case may be or any such Subsidiary.

                  (b) From and after the date hereof, Sentech, without the prior written consent of Sensec, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Sentech may at any time prior to the time Sentech's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any Sentech Company or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Sentech and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the Sentech Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by Sentech's Board of Directors after consultation with its legal and financial advisors) and (y) Sentech's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, Sentech (x) provides prompt notice to Sensec and Ensec to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in the Confidentiality Agreement. Sentech shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Sentech or its Party Representatives with respect to the foregoing. Sentech shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and Sentech's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. Sentech shall immediately notify Sensec and Ensec orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep Sensec and Ensec informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal) , and shall give Sensec and Ensec two (2) business days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms).

         8.3. NOTIFICATION OF CERTAIN MATTERS. Each of Sensec, Ensec and Sentech shall give prompt notice to each other of the following:

                  (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect;

                  (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

                  (c) any facts relating to such Party which would make it necessary or advisable to amend the Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable Law; provided, however, that the delivery of any notice pursuant to this Section 8.3 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         8.4.  ACCESS TO INFORMATION.

                  (a) From the date hereof to the Effective Time, Sensec, Ensec and Sentech shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel, financial advisors and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

                  (b) All information so received from the other Party shall be deemed received pursuant to the confidentiality agreement heretofore executed and delivered by Sensec, Sentech and Ensec (the "Confidentiality Agreement"), and each such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, auditors, counsel, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information. The provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

         8.5. PUBLIC ANNOUNCEMENTS. Sensec, Ensec and Sentech (a) shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the Transactions shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other and (b) before issuing any press release or otherwise making any public statements with respect to the Transactions, will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except for each of (a) and (b) above as may be required by Law (it being agreed that the Parties hereto are entitled to disclose all requisite information concerning the Transactions in any filings required with the SEC) or the rules and regulations of the National Association of Securities Dealers, Inc.

         8.6. COOPERATION. Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all Ensec Required Consents and Sentech required consents, and to effect all necessary filings under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions under Articles XII, XIII, XIV and XV to the extent that the fulfillment thereof is within a Party's control.

         8.7. REORGANIZATION. From and after the date hereof and until the Effective Time, neither Sensec, Ensec or Sentech, nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of either the Ensec Merger or Sentech Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IX
                               COVENANTS OF ENSEC

         9.1. OPERATION OF THE BUSINESS. Except as set forth on Section 9.1 of the Ensec Disclosure Schedule, as contemplated by this Agreement or as expressly agreed to in writing by

Sensec and Sentech, during the period from the date of this Agreement to the Effective Time, Ensec and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the Ensec Disclosure Schedule, prior to the Effective Time, neither Ensec nor any of its Subsidiaries will, without the prior written consent of Sensec and Sentech:

                  (a) amend its Charter Documents or bylaws (or similar organizational documents);

                  (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of any Existing Options or Ensec Warrants listed on the Ensec Disclosure Schedule;

                  (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its or its Subsidiaries' securities or modify any of the terms of any such securities;

                  (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries in the ordinary course of business or as otherwise may be contractually required and disclosed in the Ensec Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

                  (e) (i) amend any Ensec Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy
(a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing Ensec Benefit Plans disclosed in the Ensec Disclosure Schedule or in the ordinary course of business; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

                  (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

                  (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
(iii) disposition or Encumbrance of a material amount of assets or securities,
(iv) merger or consolidation or (v) material change in its capitalization;

                  (h) change any material accounting or Tax procedure or practice;

                  (i) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

                  (j) compromise, settle or otherwise modify any material claim or litigation not identified in the Ensec Disclosure Schedule; or

                  (k)      commit or agree to do any of the foregoing.

         9.2. ENSEC STOCKHOLDER MEETING. Ensec shall cause a meeting of its stockholders (the "Ensec Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger as required by the FBCA. Subject to their fiduciary duties, the directors of Ensec shall recommend such adoption of this Agreement and the Merger by Ensec's stockholders. In connection with such meeting, Ensec
(a) will mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

         9.3. MAINTENANCE OF THE ASSETS. Ensec shall, and shall cause each other Ensec Company to, use its reasonable best efforts to continue to maintain and service the Ensec Assets consistent with past practice. Ensec shall not, and shall cause each other Ensec Company not to, directly or indirectly, sell or encumber all or any part of the Ensec Assets, other than sales in the ordinary course of business or sales to or Encumbrances in favor of any other Ensec Company, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         9.4. EMPLOYEES AND BUSINESS RELATIONS. Ensec shall, and shall cause each other Ensec Company to, use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

         9.5. RULE 145 AFFILIATES. Prior to the Effective Time, Ensec shall identify in a letter to Sensec and Sentech all Persons who might, at the time of the Ensec Stockholder Meeting, be deemed to be "affiliates" of Sensec for the purposes of Rule 145 under the Securities Act (the "Securities Act Affiliates"). Ensec shall use commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time a lock-up agreement in form and substance as determined by Ensec and Sentech.

         9.6. EXPENSES. Subject to Section 11.2, Ensec shall pay all of the legal, accounting and other expenses incurred by any Ensec Company in connection with the Transactions.

         9.7. CERTAIN TAX MATTERS. From the date hereof until the Effective Time, (a) Ensec and each of its Subsidiaries will prepare and file, in the manner required by applicable Law, all Tax Returns (the "Post-Signing Returns") required to be filed under applicable Law; (b) Ensec and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) Ensec and each of its Subsidiaries will make provision for all Taxes payable by Ensec and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) Ensec will promptly notify Sensec and Sentech in writing of any action, suit, proceeding, claim or audit pending against or with respect to Ensec or any of its Subsidiaries in respect of any Tax that is not disclosed on the Ensec Disclosure Schedule.

         9.8. EMPLOYMENT ARRANGEMENTS. Ensec will use commercially reasonable efforts to cause Charles Finkel to enter into an employment agreement in form and substance as the Parties shall agree, containing the terms set forth opposite such Person's name in such Section 9.8 of the Ensec Disclosure Schedule.

         9.9. STATE ANTI-TAKEOVER LAW. If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under the FBCA (i) prohibits or restricts Ensec's ability to perform its obligations under this Agreement or any party's ability to consummate the Ensec Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, then Ensec shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

                                    ARTICLE X
                              COVENANTS OF SENTECH

         10.1. OPERATION OF THE BUSINESS. Except as set forth on Section 10.1 of the Sentech Disclosure Schedule, as contemplated by this Agreement or as expressly agreed to in writing by Sensec and Ensec, during the period from the date of this Agreement to the Effective Time, Sentech and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the Sentech Disclosure Schedule, prior to the Effective Time, neither Sentech nor any of its Subsidiaries will, without the prior written consent of Sensec and Ensec:

                  (a) amend its Charter Documents or bylaws (or similar organizational documents);

                  (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of any Existing Options or Sentech Warrants listed on the Sentech Disclosure Schedule;

                  (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its or its Subsidiaries' securities or modify any of the terms of any such securities;

                  (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries in the ordinary course of business or as otherwise may be contractually required and disclosed in the Sentech Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

                  (e) (i) amend any Sentech Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy
(a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing Sentech Benefit Plans disclosed in the Sentech Disclosure Schedule or in the ordinary course of business; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

                  (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

                  (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
(iii) disposition or Encumbrance of a material amount of assets or securities,
(iv) merger or consolidation or (v) material change in its capitalization;

                  (h) change any material accounting or Tax procedure or practice;

                  (i) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

                  (j) compromise, settle or otherwise modify any material claim or litigation not identified in the Sentech Disclosure Schedule; or

                  (k) commit or agree to do any of the foregoing.

         10.2. SENTECH STOCKHOLDER MEETING. Sentech shall cause a meeting of its stockholders (the "Sentech Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger as required by the FBCA. Subject to their fiduciary duties, the directors of Sentech shall recommend such adoption of this Agreement and the Merger by Sentech's stockholders. In connection with such meeting, Sentech (a) will mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

         10.3. MAINTENANCE OF THE ASSETS. Sentech shall, and shall cause each other Sentech Company to, use its reasonable best efforts to continue to maintain and service the Sentech Assets consistent with past practice. Sentech shall not, and shall cause each other Sentech Company not to, directly or indirectly, sell or encumber all or any part of the Sentech Assets, other than sales in the ordinary course of business or sales to or Encumbrances in favor of any other Sentech Company, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         10.4. EMPLOYEES AND BUSINESS RELATIONS. Sentech shall, and shall cause each other Sentech Company to, use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

         10.5. RULE 145 AFFILIATES. Prior to the Effective Time, Sentech shall identify in a letter to Sensec and Ensec all Persons who might, at the time of the Sentech Stockholder Meeting, be deemed to be Securities Act Affiliates. Sentech shall use commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time a lock-up agreement in form and substance as determined by Ensec and Sentech.

         10.6. EXPENSES. Subject to Section 11.2, Sentech shall pay all of the legal, accounting and other expenses incurred by any Sentech Company in connection with the Transactions.

         10.7. CERTAIN TAX MATTERS. From the date hereof until the Effective Time, (a) Sentech and each of its Subsidiaries will prepare and file, in the manner required by applicable Law, all Post-Signing Returns required to be filed under applicable Law; (b) Sentech and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) Sentech and each of its Subsidiaries will make provision for all Taxes payable by Sentech and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) Sentech will promptly notify Sensec and Ensec in writing of any action, suit, proceeding, claim or audit pending against or with respect to Sentech or any of its Subsidiaries in respect of any Tax that is not disclosed on the Sentech Disclosure Schedule.

         10.8. STATE ANTI-TAKEOVER LAW. If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under the FBCA (i) prohibits or restricts Sentech's ability to perform its obligations under this Agreement or any party's ability to consummate the Sentech Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof or thereof, then Sentech shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

                                   ARTICLE XI
                               COVENANTS OF SENSEC

         11.1. APPOINTMENT TO THE BOARD OF DIRECTORS OF SENSEC. At the Effective Time, the Sensec Board of Directors shall be Edward Mulhare, Milan Resanovich, Thomas Nicolette, Charles Finkel, and Flavio Ribeiro da Silva.

         11.2. EXPENSES. Sensec shall pay all of the legal, accounting and other expenses incurred by any Sensec Company in connection with the Transactions, including fees of Sensec's transfer agent, fees of the Exchange Agent and fees, SEC filing fees and printing and mailing costs payable with respect to the Proxy/Registration Statement.

         11.3. INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE. For a period of six years after the Effective Time, Sensec shall cause the Ensec Surviving Corporation and the Sentech Surviving Corporation to (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the Charter Documents and bylaws of Ensec and Sentech, respectively, and in any indemnification agreements of Ensec and Sentech, respectively, and (b) indemnify the directors and officers of Ensec and Sentech, respectively, to the fullest extent to which Ensec and Sentech respectively is permitted to indemnify such officers and directors under its Charter Documents and bylaws and applicable Law. For a period of six years after the Effective Time, Sensec shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Ensec and Sentech respectively (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, provided that in no event shall Surviving Corporation be required to pay an annual premium of more than the annual premium currently paid by either Ensec or Sentech, whichever is greater.

         11.4. INTERIM FINANCIAL REPORT. Sensec shall provide within 20 days after the end of the first full monthly period following the Closing a financial report regarding the combined operation of Sensec, Ensec and Sentech respectively that satisfies the requirements of Financial Reporting Release No. 1, ASR 135.

                                   ARTICLE XII
                       CONDITIONS PRECEDENT AND CONCURRENT
                          TO OBLIGATIONS OF ALL PARTIES

         The respective obligations of each Party to consummate the Merger and the other Transactions shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         12.1. LEGALITY. All required governmental approvals shall have been obtained and any applicable waiting periods, shall have expired. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental entity that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger and no legal action shall be pending or threatened which is reasonably likely to have a Material Adverse Effect on Party.

         12.2. REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted.

         12.3.  APPROVAL BY SENTECH STOCKHOLDERS AND ENSEC STOCKHOLDERS.
This Agreement shall have been approved and adopted by the stockholders of Ensec in accordance with the FBCA and its Charter Documents, and by the stockholders of Sentech in accordance with the FBCA and its Charter Documents.

         12.4. CONCURRENT MERGERS. The Ensec Merger is a condition concurrent to the Sentech Merger and the Sentech Merger is a condition concurrent to the Ensec Merger.

         12.5. TAX OPINIONS. Ensec shall have received an opinion of Ensec's counsel and Sentech shall have received an opinion of Sentech's counsel, each in form and substance reasonably satisfactory to Sensec, each dated as of the Closing Date, to the effect that the Ensec Merger and the Sentech Merger, respectively, will constitute a reorganization within the meaning of Code
Section 368(a). In rendering such tax opinions, such counsel may require and rely upon reasonably requested representations contained in certificates of Sensec, Ensec, the Ensec Merger Subsidiary, Sentech and the Sentech Merger Subsidiary.

                                  ARTICLE XIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ENSEC

         The obligations of Ensec to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

         13.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sensec/Ensec Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 13.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Sensec or Sentech.

         13.2. AGREEMENTS, CONDITIONS AND COVENANTS. The Sensec/Ensec Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

         13.3. CERTIFICATES. Ensec shall have received a certificate of an executive officer of Sensec to the effect set forth in Sections 13.1 and 13.2.

         13.4. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on the Sentech Companies taken as a whole or the Sensec Companies taken as a whole.

         13.5. ANCILLARY DOCUMENTS. Each Sensec Party shall have tendered executed copies of the respective Transaction Documents to which it is intended to be a party.

         13.6. BOARD RECOMMENDATION. The Board of Directors of Ensec will have
(a) approved and adopted this Agreement, including the Ensec Merger and the other Transactions, and determined that the Ensec Merger is fair to the stockholders of Ensec, and (b) subject to fiduciary obligations of the Ensec Board of Directors, resolved to recommend approval and adoption of this Agreement, including the Ensec Merger and the other Transactions, by the stockholders of Ensec.

         13.7. FAIRNESS OPINION. An investment banking firm reasonably acceptable to the Parties will have delivered to Ensec's Board of Directors its opinion to the effect that on the date of the opinion the Ensec Merger Consideration is fair to the holders of Ensec Common Shares from a financial point of view.

                                   ARTICLE XIV
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SENTECH

         The obligations of Sentech to consummate the Sentech Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

         14.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sensec/Sentech Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 14.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Sensec or Ensec.

         14.2. AGREEMENTS, CONDITIONS AND COVENANTS. The Sensec/Sentech Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

         14.3. CERTIFICATES. Sentech shall have received a certificate of an executive officer of Sensec to the effect set forth in Sections 14.1 and 14.2.

         14.4. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on the Ensec Companies taken as a whole or the Sensec Companies taken as a whole.

         14.5. ANCILLARY DOCUMENTS. Each Sensec Party shall have tendered executed copies of the respective Transaction Documents to which it is intended to be a party.

         14.6. BOARD RECOMMENDATION. The Board of Directors of Sentech will have
(a) approved and adopted this Agreement, including the Sentech Merger and the other Transactions, and determined that the Sentech Merger is fair to the stockholders of Sentech, and (b) subject to fiduciary obligations of the Sentech Board of Directors, resolved to recommend approval and adoption of this Agreement, including the Sentech Merger and the other Transactions, by the stockholders of Sentech.

         14.7. FAIRNESS OPINION. An investment banking firm reasonably acceptable to the Parties will have delivered to Sentech's Board of Directors its opinion to the effect that on the date of the opinion the Sentech Merger Consideration is fair to the holders of Sentech Common Shares from a financial point of view.


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



                                   ARTICLE XV
            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SENSEC PARTIES

         The obligations of the Sensec/Ensec Parties to consummate the Ensec Merger and the Transactions and the obligations of the Sensec/Sentech Parties to consummate the Sentech Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

         15.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ensec and Sentech contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 15.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Ensec or Sentech, respectively.

         15.2. AGREEMENTS, CONDITIONS AND COVENANTS. Each of Ensec and Sentech shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

         15.3. CERTIFICATES. Sensec shall have received a certificate of an executive officer of each of Ensec and Sentech to the effect set forth in Sections 15.1 and 15.2, respectively.

         15.4. REQUIRED CONSENTS. Ensec and Sentech shall have obtained all consents from third parties listed in Section 5.3 of the Ensec Disclosure Schedule and Section 6.3 of the Sentech Disclosure Schedule, respectively, and all other consents the absence of which would result in a Material Adverse Effect on Ensec and Sentech, respectively.

         15.5. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on the Ensec Companies taken as a whole or the Sentech Companies taken as a whole.

         15.6. ANCILLARY DOCUMENTS. Each of Ensec and Sentech shall have tendered executed copies of the Transaction Documents to which it is intended to be a party.

         15.7. EMPLOYMENT AGREEMENT. Charles Finkel shall have entered into an Employment Agreement as contemplated by Section 9.8.

         15.8. BOARD RECOMMENDATION. The Board of Directors of Sensec will have approved and adopted this Agreement, including the Ensec Merger, the Sentech Merger and the other


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



Transactions, and determined that each of the Ensec Merger and Sentech Merger is fair to Sensec

                                   ARTICLE XVI
                                   TERMINATION

         16.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Boards of Directors of the Parties:

                  (a) By mutual written consent of each of Ensec and Sentech;

                  (b) By Ensec or Sentech if the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 16.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) By Ensec or Sentech if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

                  (d) By Sentech if Ensec shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by Ensec shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Ensec's obligations to consummate the transactions contemplated hereby;

                  (e) By Ensec if Sentech shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Sentech's obligations to consummate the transactions contemplated hereby;

                  (f) By Ensec if at the Ensec Stockholder Meeting (including any adjournment thereof) this Agreement and the Ensec Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of Ensec as required under the FBCA;



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



                  (g) By Sentech if at the Sentech Stockholder Meeting (including any adjournment thereof) this Agreement and the Sentech Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of Sentech as required under the FBCA;

                  (h) By Ensec, prior to the approval of this Agreement by the stockholders of Ensec, upon five days notice to Sentech, if, as a result of an Acquisition Proposal received by Ensec from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of Ensec determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination Ensec executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of Ensec shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by Sentech pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and (iii) prior to any such termination, (x) Ensec shall have provided Sentech with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(a) hereof (including making the finding contemplated by Section 8.2(a)(x) hereof) and (y) Ensec shall, and shall cause its financial and legal advisors to, negotiate with Sentech to make such adjustments in the terms and conditions of this Agreement as would enable Ensec to proceed with the Transactions;

                  (i) By Sentech, prior to the approval of this Agreement by the stockholders of Sentech, upon five days notice to Ensec, if, as a result of an Acquisition Proposal received by Sentech from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of Sentech determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination Sentech executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of Sentech shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by Ensec pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and (iii) prior to any such termination, (x) Sentech shall have provided Ensec with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(b) hereof (including making the finding contemplated by Section 8.2(b)(i)(x) hereof) and (y) Sentech shall, and shall cause its financial and legal advisors to, negotiate with Ensec to make such adjustments in the terms and conditions of this Agreement as would enable Sentech to proceed with the Transactions.

                  (j) By Ensec if the Board of Directors of Sentech shall withdraw, modify or change its recommendation of this Agreement or the Sentech Merger or shall have failed to reaffirm its recommendation within five business days of Ensec's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.



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



                  (j) By Sentech if the Board of Directors of Ensec shall withdraw, modify or change its recommendation of this Agreement or the Ensec Merger or shall have failed to reaffirm its recommendation within five business days of Sentech's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

         16.2.  EFFECT OF TERMINATION.

                  (a) If this Agreement is terminated pursuant to Section 16.1(a), (b) or (c), this Agreement shall be terminated and there shall be no liability on the part of any of the Parties; notwithstanding the foregoing, nothing herein shall relieve any Party from liability for any willful breach hereof; provided that the provisions of Sections 8.3, 8.4(b), 9.6, 10.6, 11.2 and this Section 16.2 shall survive the termination hereof.

                  (b) If this Agreement is terminated by Sentech pursuant to
Section 16.1(d) or (j) or by Ensec pursuant to Section 16.1(f), (h) or (k), then Ensec shall reimburse Sentech for its reasonable out-of-pocket expenses in connection with the Transactions, including, without limitation, attorneys', accountants' and investment bankers' fees and expenses ("Transaction Fees") up to an aggregate of $50,000.

                  (c) If this Agreement is terminated by Ensec pursuant to
Section 16.1(e) or (j) or by Sentech pursuant to Section 16.1(g), (i) or (l), then Sentech shall reimburse Ensec for its Transaction Fees up to an aggregate of $50,000.

Ensec acknowledges that the agreements contained in this Section 16.2 are an integral part of the Transactions, and that, without these agreements, Sensec would not enter into this Agreement; accordingly, if Ensec fails to promptly pay the amount due pursuant to this Section 16.2, and, in order to obtain such payment, Sensec commences a suit which results in a judgment against Ensec for the fee set forth in this Section 16.2, Ensec shall pay to Sensec its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate of Citibank, N.A. at the time of payment from the date such fee was required to be paid.

                                  ARTICLE XVII
                                 GENERAL MATTERS

         17.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 16.1.

         17.2. CONTENTS OF AGREEMENT. This Agreement and the Confidentiality Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersede all prior agreements or understandings among


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



the Parties regarding those matters.

         17.3. AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

         17.4. INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

         17.5. NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon receipt at the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

                  If to Ensec:

                  Ensec International
                  One World Trade Center, 33rd Floor
                  New York, New York 10048
                  Fax (212) 524-0606
                  Attn: Charles Finkel

                  with a required copy to:


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



                  Atlas, Pearlman, Trop & Borkson, P.A.
                  200 East Las Olas Blvd., Suite 1900
                  Fort Lauderdale, FL 33301
                  Fax (954) 766-7800
                  Attn: Joel D. Mayersohn, Esq.

                  If to Sentech:

                  Sentech EAS Corp.
                  484 S.W. 12th Ave
                  Deerfield Beach, Florida 33442-3108
                  Fax (954) 426-8389
                  Attn: Ronald L. Meggison, Jr.

                  with a required copy to:

                  Gersten, Savage, Kaplowitz & Fredericks, LLP
                  101 East 52nd Street, 9th Floor
                  New York, New York 10022
                  Fax (212) 980-5192
                  Attn: Jay M. Kaplowitz, Esq.

                  If to Sensec, the Ensec Merger Subsidiary or the Sentech Merger Subsidiary, to each of Ensec and Sentech as provided above.

         17.6. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the Laws of the State of Florida without regard to its provisions concerning conflict of laws.

         17.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         17.8. WAIVERS. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

         17.9. MODIFICATION. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.


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




         17.10. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

         17.11. WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the Transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 17.11.

         17.12. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

                         [SIGNATURES ON FOLLOWING PAGE]


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


         IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

                                           SENSEC INTERNATIONAL, INC.



                                           By:  /S/ EDWARD MULHARE
                                                --------------------
                                                    Edward Mulhare
                                                    Chairman of the Board

                                           ENSEC ACQUISITION CORPORATION



                                           By: /S/ CHARLES FINKEL
                                               --------------------
                                                    Charles Finkel
                                                    Chairman of the Board

                                           SENTECH ACQUISITION CORPORATION


                                           By: /S/ EDWARD MULHARE
                                               --------------------
                                                    Edward Mulhare
                                                    Chairman of the Board

                                           ENSEC INTERNATIONAL, INC.


                                           By: /S/ CHARLES FINKEL
                                               --------------------
                                                    Charles Finkel
                                                    Chairman of the Board and
                                                       Chief Executive Officer

                                           SENTECH EAS CORPORATION


                                           By: /S/ EDWARD MULHARE
                                               --------------------
                                                    Edward Mulhare
                                                    Chairman of the Board


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